UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2011
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c) On August 7, 2012, the Board of Directors of the Company appointed Geoffrey R. King, CFA, as Vice President and Chief Financial Officer, effective September 1, 2012.  There is no understanding or arrangement between Mr. King and any other person pursuant to which Mr. King was selected as Chief Financial Officer. Mr. King does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. King has been with Van Eck Associates since 2007 as a Senior Energy Analyst with his focus on natural resource equities and commodities and prior to that served as a Senior Analyst of Global Power and Energy with Merrill Lynch and Petrie Parkman. Mr. King has a B.A. in Economics and History from Davidson College.

Item 7.01                      Regulation FD Disclosure.

On August 7, 2012, the Company issued a press release announcing the appointment of officer. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Number                  Description

99.1	Press Release dated August 7, 2012, announcing the appointment of officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ G. William Krog
        G. William Krog
        Chief Accounting Officer

Dated:  August 7, 2012